Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements and related prospectuses of JetBlue Airways Corporation listed below, of our report dated February 13, 2009 (except for Note 1, as to which the date is May 29, 2009), with respect to the consolidated financial statements of JetBlue Airways Corporation for the year ended December 31, 2008 included in the Current Report (Form 8-K) of JetBlue Airways Corporation dated May 29, 2009, filed with the Securities and Exchange Commission.
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 ASR No. 333-135545) of JetBlue Airways Corporation,
(2) Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan, and
(3) Registration Statement (Form S-8 No. 333-129238) pertaining to the JetBlue Airways Corporation Crewmember Stock Purchase Plan
/s/ Ernst & Young LLP
New York, New York
May 29, 2009